UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 8.01 below.

Item 8.01 Other Events.

(1)
Over the past 60-75 days, the Company’s majority shareholders had been discussing selling their position to a Company looking to do a reverse into Embarr Downs.  The purchase price was approximately $300,000. Due to the uncertainty during the time, the Company did not finish building the fish farms in Indiana.  Last week the Company’s majority shareholder decided against selling their position.

(2)
During this time the Company’s directors reevaluated its current operations.  The Company’s directors decided that its current operations required significant cash to operate and manage before revenue would be generated.  As such, the Company decided to postpone the launch of the Embarr Farms until the Company has sufficient revenue to offset the need cash to expand the Company.  As a result of this the Company’s directors have agreed to merge a company owned and operated by them into Embarr Downs.

(3)
Embarr Downs and W+B Partners have agreed to merge the operations of W+B Partners into Embarr Downs. W+B Partners began operating in June 2014. W+B Partners has three operating divisions. The operating divisions are: (1) Consulting, (2) real estate and (3) event management.

Consulting: The consulting division assists companies to go public. This operates as W+B Consulting

Real Estate: This division acquires and flips properties and operates as SouthCorp Capital which is currently traded under the symbol of STHC

Event Management: The Company recently acquired Torrent Energy which trades under TREN.  Last week the Company acquired the rights to thepokertour.com and expects to merge The Poker Tour  (TPT) into Torrent Energy. TPT will operate as a poker tour similar to WSOP and WPT but will air its tour online.  The goal with TPT will be to create the first actual poker tour that does not require a buy-in and limits the fields based on rankings similar to golf and tennis.

W+B Partners has generated revenue of approximately $400,000 since it began operating in June 2014 and has assets in excess of $5,000,000.  The assets are based on the closing price of the securities it holds. W+B Partners typically is paid a cash fee plus a 4.9% stake in its consulting clients.  We expect the merger to close after September 1 due to the fact that Embarr’s quarter will end on August 31.  By closing after September 1 it will provide the Company additional time to determine the accounting impact of the merger and if the previous revenue will be account for on Embarr’s profit and loss or just on-going revenue will be accounted. The merger will not result in the issuance of any additional shares since our current majority shareholders are the majority shareholders of both entities.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarr Downs, Inc.

Dated: August 21, 2014	By:	/s/ Joseph Wade
Name: Joseph Wade
Title: CEO

3